Exhibit 99.1

NEWS ANNOUNCEMENT
SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: investmentinfo@systechnologies.com	Investor Contact: Moriah Shilton Lippert/Heilshorn & Associates 415-433-3777 Email: mshilton@lhai.com

SYS TECHNOLOGIES ANNOUNCES CHANGE OF AUDITORS

SAN DIEGO, CA - December 20, 2006 - SYS Technologies, (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, today announced its board of directors accepted the recommendation of its Audit Committee to dismiss its independent registered public accounting firm, KPMG LLP, effective December 15, 2006.

The audit committee also approved the appointment of Grant Thornton LLP as SYS Technologies’ new independent registered public accounting firm. There were no reportable disagreements on any accounting principles or practices, financial statement disclosure or auditing scope or procedures with the prior auditors.

About SYS Technologies

SYS Technologies (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to large industrial companies.  Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training.  Founded in 1966, SYS Technologies is headquartered in San Diego and has principal offices in California, Virginia and Maryland. For additional information, visit www.systechnologies.com.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filing.

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